SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 17, 2008
Capital Auto Receivables LLC
(Exact name of registrant as specified in its charter)

Delaware	26-6203084

(State or Other Jurisdiction of	(I.R.S. Employer Identification
Incorporation)	Number)

Capital Auto Receivables LLC
200 Renaissance Center
Detroit, Michigan	48265

(Address of principal	(Zip Code)
executive offices)
Registrant’s Telephone Number, including area code: (313) 656-6540

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     This Current Report on Form 8-K is being filed to supply certain delinquency, repossession, bankruptcy and net loss data information that is being provided to investors.
Delinquencies, Repossessions, Bankruptcies and Net Losses on GMAC Retail Assets
     For GMAC’s entire U.S. portfolio of new and used retail car and light truck receivables, including receivables sold by GMAC that it continues to service, the following table shows GMAC’s experience for both new and used retail car and light truck receivables on a combined basis for:
•	delinquencies,

•	repossessions,

•	bankruptcies, and

•	net losses.
     Fluctuations in delinquencies, repossessions, bankruptcies and net losses generally follow trends in the overall economic environment and may be affected by such factors as:
•	competition for obligors,

•	the supply and demand for both new and used cars and light trucks,

•	consumer debt burden per household, and

•	personal bankruptcies.
     The delinquency, repossession, bankruptcy and loss experience in any period after those shown may be affected by seasonality, changes in the overall economic environment and other factors, including those listed above, and there can be no assurance that the delinquency, repossession, bankruptcy and loss experience in any period after those shown will be similar to the historical experience set forth below.

	Six months Ended
	June 30th		Year Ended December 31st
New and Used Car and Light Truck Contracts	2008	2007	2007	2006	2005	2004	2003	2002

Total Retail Contracts Outstanding at End of the Period (excluding bankruptcies) (# in thousands)
New Vehicles	2,680	3,199	2,970	3,334	3,554	4,025	4,113	3,923
Used Vehicles	761	710	718	716	829	932	957	872
Total	3,441	3,909	3,688	4,050	4,383	4,957	5,070	4,795

Average Daily Delinquency:
31-60 Days	2.16%	2.06%	2.22%	2.02%	1.90%	1.88%	1.79%	1.82%
61-90 Days	0.20%	0.17%	0.21%	0.18%	0.18%	0.20%	0.19%	0.20%
91 Days or more	0.02%	0.01%	0.02%	0.01%	0.02%	0.02%	0.02%	0.02%

Repossessions as a Percent of Average Number of Contracts Outstanding (including bankruptcies)	2.18%	1.69%	1.87%	1.88%	1.77%	1.80%	1.83%	1.86%

Net Losses as a Percent of Liquidations	2.05%	1.33%	1.50%	1.44%	1.30%	1.46%	1.77%	1.55%

Net Losses as a Percent of Average Gross Receivables	1.09%	0.69%	0.78%	0.74%	0.68%	0.76%	0.86%	0.74%

Net Losses as a Percent of Average Net Receivables	1.19%	0.72%	0.85%	0.85%	0.83%	0.91%	0.93%	0.82%

Total Retail Contracts Outstanding at End of the Period (including bankruptcies) (# in thousands)	3,498	3,972	3,746	4,122	4,490	5,043	5,146	4,864

Bankruptcies as a Percent of Average Number of Contracts Outstanding	1.60%	1.65%	1.61%	1.98%	1.97%	1.59%	1.48%	1.39%
     The servicer’s current practice is generally to write off receivables, other than those with respect to which the related obligor is in bankruptcy, at the point amounts are deemed to be uncollectible, which usually for the servicer is at the point of repossession. The servicer will normally begin repossession activity once the receivable becomes 60 days past due. The “Average Daily Delinquency” percentages shown in the preceding table are each calculated on the basis of the average number of receivables delinquent at any time during a month (excluding receivables where the related obligor is in bankruptcy), divided by the number of receivables outstanding at the end of that month, and averaged for all months in the indicated period. The “Net Losses as a Percent of Liquidations” and the “Net Losses as a Percent of Average Gross Receivables” percentages in the preceding table are based on the gross balance of the receivables, which includes unearned finance charges. Liquidations represent all reductions to the receivables based on cash receipts from all sources as well as charge-offs. The “Net Losses as a Percent of Average Net Receivables” percentages in the preceding table are based on the net balance of the receivables, which is the gross balance of the receivables less unearned finance charges and unearned rate support. Unearned finance charges for a receivable are the portion of the remaining payments on that receivable that are attributed to interest at the stated rate. Unearned rate support applies to subvented receivables only and is the unamortized portion of the discount at which GMAC purchases the receivable from the originating dealer. The “Bankruptcies as a Percent of Average Number of Contracts Outstanding (including bankruptcies)” percentages in the preceding table represent the number of bankruptcies on the last day of each month and averaged for the indicated period divided by the number of receivables outstanding (including bankruptcies) on the last day of each month and averaged for the indicated period.
     The “Repossessions as a Percent of Average Number of Contracts Outstanding (including bankruptcies),” “Net Losses as a Percent of Average Gross Receivables” and “Net Losses as a Percent of Average Net Receivables” for the six months ended June 30, 2008 and 2007 are reported as annualized rates, which may not reflect the actual annual results.

     The “Net Losses as a Percentage of Average Net Receivables” represent actual charge-offs, net of recoveries, on GMAC’s U.S. auto operations retail portfolio. Net Losses include the initial write-down to fair market value of all repossessed vehicles in the month of repossession.
Delinquency, Repossession and Credit and Residual Loss Data on GMAC Lease Assets
     For GMAC’s entire U.S. portfolio of new and used retail automobile and light duty truck lease assets, including lease assets sold by GMAC that it continues to service, the following tables show GMAC’s experience for:
•	delinquencies;

•	repossessions; and

•	credit and residual losses.
     Fluctuations in delinquencies, repossessions and credit and residual losses generally follow trends in the overall economic environment and may be affected by such factors as:
•	competition for lessees;

•	the supply and demand for cars and light duty trucks;

•	consumer debt burden per household;

•	personal bankruptcies; and

•	values at which the residual values are booked.
     Historically, a large proportion of the leases in GMAC’s U.S. portfolio have been three-year leases. In the recent past, the proportion of four-year leases in GMAC’s U.S. portfolio has increased, similar to the U.S. automobile lease portfolios for all automobile manufacturers. Four-year leases in GMAC’s U.S. portfolio have generally had higher credit losses than leases with shorter terms although the residual loss exposure for four-year leases has been less than for shorter-term leases because residual values were set at lower amounts to reflect additional depreciation.
     The delinquency, repossession, credit and residual loss experience in any period after those shown may be affected by seasonality, changes in the overall economic environment and other factors, including those listed above, and there can be no assurance that the delinquency, repossession, credit and residual loss experience in any period after those shown will be similar to the historical experience set forth below.

GMAC U.S. SmartLease Portfolio
Vehicle Lease Delinquency Information
     “Average Number of Lease Contracts Outstanding” is computed by taking the simple average of the month-end outstanding amount for each period presented. The “Average Daily Delinquency” percentages shown in the following table are each calculated on the basis of the average number of leases delinquent at any time during a month (excluding leases where the related lessee is in bankruptcy), divided by the number of leases outstanding at the end of that month, and averaged for all months in the indicated period. The period of delinquency in this table is based on the number of days that the scheduled monthly payments in excess of $25 are contractually past due.

	At or for the six months
	ended June 30,		At or for the twelve months ended December 31,
	2008	2007	2007	2006	2005	2004
Average Number of Lease Contracts Outstanding	1,194,790	1,118,172	1,149,990	1,009,416	855,638	819,204

Average Daily Delinquency
31 - 60 Days	1.76%	1.71%	2.06%	1.72%	1.45%	1.74%
61 - 90 Days	0.17%	0.17%	0.24%	0.17%	0.14%	0.18%
91 Days or More	0.01%	0.01%	0.03%	0.02%	0.01%	0.02%
     The Servicer’s current practice is generally to write off leases, other than those with respect to which the related lessee is in bankruptcy, at the point amounts are deemed to be uncollectible, which usually for the Servicer is at the point of repossession. The Servicer will normally begin repossession activity once the lease becomes 60 to 90 days past due.
GMAC U.S. SmartLease Portfolio
Default and Loss Experience
     Averages are computed by taking the simple average of the month-end outstanding amount for each period presented. “Number of Repossessions Sold” means the number of repossessed leased vehicles that have been sold by GMAC in a given period. “Number of Repossessions Sold” and “Losses on Repossessions” (in each row where they are used) include losses on “skips,” a circumstance in which the leased vehicle can no longer be found. “Lease Balance Outstanding” means the net book value of GMAC’s outstanding leases. “Losses on Repossessions” represents the difference between the net principal balance, which is the principal portion of the remaining monthly payments plus the Stated Residual Value, of lease contracts determined to be uncollectible in the period and the net proceeds from disposition of the related leased vehicles, and does not include any post-disposition recoveries. “Manufacturer’s Support Payments” includes both interest rate support, where the implied lease rate under the lease, upon lease origination, is lower than current market rates, and residual value support, where the Stated Residual Value is higher than the ALG Residual upon lease origination.

     The “Number of Repossessions Sold as a Percentage of Ending Number of Lease Contracts Outstanding,” “Number of Repossessions Sold as a Percentage of Average Number of Lease Contracts Outstanding,” “Credit and Residual Losses on Repossessions Excluding Divisional Support as a Percentage of Ending Dollar Amount of Lease Balance Outstanding” and “Credit and Residual Losses on Repossessions Excluding Divisional Support as a Percentage of Average Dollar Amount of Lease Balance Outstanding” for the six months ended June 3, 2008 and June 30, 2007 are reported as annualized rates, which may not reflect the actual annual results.

	At or for the six months
	ended June 30,		At or for the twelve months ended December 31,
	2008	2007	2007	2006	2005	2004

Ending Number of Lease Contracts Outstanding	1,170,403	1,152,907	1,193,240	1,091,853	909,055	792,207

Average Number of Lease Contracts Outstanding	1,194,790	1,118,172	1,149,990	1,009,416	855,638	819,204

Number of Repossessions Sold	12,838	9,037	20,673	14,951	11,350	11,926

Number of Repossessions Sold as a Percentage of Ending Number of Lease Contracts Outstanding	2.19%	1.57%	1.73%	1.37%	1.25%	1.51%

Number of Repossessions Sold as a Percentage of Average Number of Lease Contracts Outstanding	2.15%	1.62%	1.80%	1.48%	1.33%	1.46%

Ending Dollar Amount of Lease Balance Outstanding (in thousands)	$25,202,949	$26,046,264	$26,580,517	$24,775,142	$20,304,218	$17,067,466

Average Dollar Amount of Lease Balance Outstanding (in thousands)	$26,537,123	$24,671,719	$25,905,090	$22,818,969	$18,887,633	$16,814,211

Credit and Residual Losses on Repossessions Excluding Divisional Support (in thousands)	$157,662	$90,750	$219,829	$153,167	$103,416	$100,769

Average Credit and Residual Losses on Repossessions Excluding Divisional Support Per Vehicle	12,281	10,042	10,634	10,245	9,112	8,450

Credit and Residual Losses on Repossessions Excluding Divisional Support as a Percentage of Ending Dollar Amount of Lease Balance Outstanding	1.25%	0.70%	0.83%	0.62%	0.51%	0.59%

Credit and Residual Losses on Repossessions Excluding Divisional Support as a Percentage of Average Dollar Amount of Lease Balance Outstanding	1.19%	0.74%	0.85%	0.67%	0.55%	0.60%

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL AUTO RECEIVABLES LLC
By:	/s/ William J. McGrane III
Name:	William J. McGrane III
Title:	Controller

Dated: October 17, 2008